Exhibit 99.1
Earthstone Energy, Inc. Reports Fourth Quarter and Full Year 2018 Results

The Woodlands, Texas, March 12, 2019 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we” or “us”), today announced financial and operating results for the fourth quarter and year ended December 31, 2018.

Fourth Quarter 2018 Highlights

•	Revenues of $41.2 million

◦	Increased 16% over fourth quarter 2017

•	Average daily production of 10,454 Boepd(1)

◦	Increased 15% over fourth quarter 2017 while the oil component increased 27% over fourth quarter 2017

•	Net income of $81.0 million

◦	Compared to $5.5 million in fourth quarter 2017

•	Net income attributable to Earthstone Energy, Inc. of $36.1 million, or $1.26 per diluted share

◦	Compared to $2.3 million, or $0.09 per diluted share in fourth quarter 2017

•	Adjusted EBITDAX(2) of $23.9 million

◦	Increased 8% over fourth quarter 2017

Full Year 2018 Highlights

•	Revenues of $165.4 million

◦	Increased by 53% over 2017

•	Average daily production of 9,937 Boepd(1)

◦	Increased by 26% over 2017 while the oil component increased 30% over 2017

•	Net income of $95.2 million

◦	Compared to a net loss of $44.7 million in 2017

•	Net income attributable to Earthstone Energy, Inc. of $42.3 million, or $1.50 per diluted share

◦	Compared to a net loss of $12.5 million, or a $0.53 loss per share in 2017

•	Adjusted EBITDAX(2)(3) of $96.2 million

◦	Increased by 59% over 2017

(1)	Represents reported sales volumes.

(2)	Adjusted EBITDAX is a non-GAAP financial measure. See “Non-GAAP Financial Measures” section below.

(3)
Includes a $4.7 million charge to expense representing a lawsuit settlement. Adjusted EBITDAX has not been increased to adjust for this charge in the period presented (see “Non-GAAP Financial Measures” below).

Management Comments

Robert J. Anderson, President of Earthstone, stated, “2018 was a very successful year for Earthstone as we keenly focused on operating efficiencies and thereby generated low-cost reserve additions and strong cash margins. We realized significant improvement in every metric including production, revenues and operating expenses, thus driving a 59% increase in Adjusted EBITDAX to $96.2 million for the year. We also increased our proved reserves by 24% with a finding and development cost of only $9.49 per Boe for extensions and discoveries. Considering that we have only been operating in the Midland Basin for less than two years, we are pleased with our accomplishments and the contributions of all of our employees.

“For 2019, we have set high expectations for Earthstone as we build on these successes. Our strong balance sheet, substantial hedge position averaging over $65 per barrel of oil and positive operating margins give us the confidence to increase our capital budget by approximately 25%, allowing us the flexibility to continue to demonstrate the quality of our acreage position through the drill bit. Also, we intend to evaluate and pursue external growth opportunities as we have in the past, to enhance our asset base and grow our scale through acreage trades and acquisitions at attractive valuations, while maintaining low leverage.

“We are executing a successful one-rig development program in the Midland Basin and expect to continue our multi-year growth in production, although our 2019 production profile is projected to remain lumpy with a majority of the completions scheduled in the second half of the year. We presently estimate that we will achieve free cash flow in 2020 assuming we maintain our existing pace of development and current commodity prices continue through such time.”

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Total revenues	41,235	35,676	165,356	108,078

Lease operating expense	6,013	4,669	20,522	19,658

General and administrative expense (excluding stock-based compensation)(1)	7,814	5,628	21,088	20,466
Stock-based compensation (non-cash)	1,536	1,956	7,071	6,601
Total general and administrative expense	9,350	7,584	28,159	27,067

Net income (loss)	80,986	5,497	95,213	(44,733)
Less: Net income (loss) attributable to noncontrolling interest	44,856	3,173	52,888	(32,219)
Net income (loss) attributable to Earthstone Energy, Inc.	36,130	2,324	42,325	(12,514)
Net income (loss) per common share(2)
Basic	1.26	0.09	1.50	(0.53)
Diluted	1.26	0.09	1.50	(0.53)
Adjusted EBITDAX(3)	23,928	22,102	96,167	60,640

Production(4):
Oil (MBbls)	674	529	2,370	1,828
Gas (MMcf)	728	933	3,610	3,260
NGL (MBbls)	167	150	655	500
Total (MBoe)(5)	962	834	3,627	2,872
Average Daily Production (Boepd)	10,454	9,071	9,937	7,869
Average Prices:
Oil ($/Bbl)	52.92	54.34	59.40	48.43
Gas ($/Mcf)	1.57	2.62	2.05	2.69
NGL ($/Bbl)	26.60	30.01	26.23	21.51
Total ($/Boe)	42.87	42.75	45.59	37.63
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)	51.40	52.28	53.13	48.00
Gas ($/Mcf)	0.98	2.78	1.98	2.71
NGL ($/Bbl)	26.60	30.01	26.23	21.51
Total ($/Boe)	41.37	41.63	41.43	37.38

(1)	Includes bonuses accrued of $2.4 million for 2018 but not paid until February 2019.

(2)	Net Income (loss) per common share attributable to Earthstone Energy, Inc.

(3)	See “Non-GAAP Financial Measures” section below.

(4)	Represents reported sales volumes.

(5)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

Financial Position

In November 2018, the Company had its borrowing base increased to $275.0 million under its senior secured revolving credit facility (“Credit Facility”). At December 31, 2018, the Company had outstanding borrowings under its Credit Facility of $78.8 million and a cash balance of approximately $0.4 million.

Capital Expenditures

During 2018, in addition to completing a strategic acreage trade in October 2018 for $27.8 million, we incurred capital expenditures of approximately $153.2 million, on an accrual basis, primarily consisting of drilling and completion costs, of which $41.4 million was incurred during the fourth quarter of 2018.

As previously reported, the Company has currently established a 2019 capital expenditure budget of $190 million.

Hedging Update

Subsequent to December 31, 2018, we unwound 730 MBbls of Crude Oil Swaps at a weighted average contract price of $54.97/Bbl and 92,000 MMBtu of Natural Gas Swaps at a weighted average contract price of $2.87/MMBtu for 2019. Additionally, we unwound 668 MBbls of WTI Midland Argus Crude Basis Swaps at a weighted average contract price of $(7.19) and 92,000 MMBtu of Natural Gas WAHA Basis Swaps at a weighted average contract price of $(1.07)/MMBtu for 2019. Accordingly, as of March 1, 2019, our average crude oil swap prices for 2019 and 2020 are $65.67 and $65.87, respectively.

The following tables set forth our outstanding derivative contracts as of March 1, 2019 and December 31, 2018. When aggregating multiple contracts, the weighted average contract price is disclosed.

As of March 1, 2019:
Period	Commodity	Volume (Bbls / MMBtu)	Price ($/Bbl / $/MMBtu)
2019	Crude Oil Swap	2,292,100	$65.67
2019	Crude Oil Basis Swap (1)	365,000	$4.50
2019	Crude Oil Basis Swap (2)	2,007,500	$(5.36)
2019	Natural Gas Swap	3,740,500	$2.86
2019	Natural Gas Basis Swap (3)	3,740,500	$(1.14)
2020	Crude Oil Swap	1,464,000	$65.87
2020	Crude Oil Basis Swap (2)	1,464,000	$(2.74)
2020	Natural Gas Swap	2,562,000	$2.85
2020	Natural Gas Basis Swap (3)	2,562,000	$(1.07)

(1)	The basis differential price is between LLS Argus Crude and the WTI NYMEX.

(2)	The basis differential price is between WTI Midland Argus Crude and the WTI NYMEX.

(3)	The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

As of December 31, 2018:
Period	Commodity	Volume (Bbls / MMBtu)	Price ($/Bbl / $/MMBtu)
2019	Crude Oil Swap	3,022,100	$63.09
2019	Crude Oil Basis Swap (1)	365,000	$4.50
2019	Crude Oil Basis Swap (2)	2,675,500	$(5.81)
2019	Natural Gas Swap	3,832,500	$2.86
2019	Natural Gas Basis Swap (3)	3,832,500	$(1.14)
2020	Crude Oil Swap	1,464,000	$65.87
2020	Crude Oil Basis Swap (2)	1,464,000	$(2.74)
2020	Natural Gas Swap	2,562,000	$2.85
2020	Natural Gas Basis Swap (3)	2,562,000	$(1.07)

(1)	The basis differential price is between LLS Argus Crude and the WTI NYMEX.

(2)	The basis differential price is between WTI Midland Argus Crude and the WTI NYMEX.

(3)	The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

Conference Call Details

Earthstone is hosting a conference call on Wednesday, March 13, 2019 at 11:00 a.m. Eastern (10:00 a.m. Central) to discuss the Company’s operations and financial results for the fourth quarter and full year 2018 and its outlook for 2019. Prepared remarks by Frank A. Lodzinski, Chief Executive Officer, Robert J. Anderson, President, and Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company's website (www.earthstoneenergy.com). Please select "Events & Presentations" under the "Investors" section of the Company's website and log on at least 10 minutes in advance to register.

A replay of the call will be available on the Company’s website and by telephone until 11:00 a.m. Eastern (10:00 a.m. Central), Wednesday, March 27, 2019. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13688462.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in developing and operating oil and gas properties. The Company’s assets are located in the Midland Basin of west Texas and the Eagle Ford trend of south Texas. Earthstone is listed on the NYSE under the symbol “ESTE”. For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2018 and other Securities and Exchange Commission filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	December 31,	December 31,
ASSETS	2018	2017
Current assets:
Cash	$376	$22,955
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	13,683	14,978
Joint interest billings and other, net of allowance of $134 and $138 at December 31, 2018 and 2017, respectively	4,166	7,778
Derivative asset	43,888	184
Prepaid expenses and other current assets	1,443	1,178
Total current assets	63,556	47,073

Oil and gas properties, successful efforts method:
Proved properties	755,443	605,039
Unproved properties	266,140	275,025
Land	5,382	5,534
Total oil and gas properties	1,026,965	885,598

Accumulated depreciation, depletion and amortization	(127,256)	(118,028)
Net oil and gas properties	899,709	767,570

Other noncurrent assets:
Goodwill	17,620	17,620
Office and other equipment, net of accumulated depreciation of $2,490 and $2,093 at December 31, 2018 and 2017, respectively	662	947
Derivative asset	21,121	—
Other noncurrent assets	1,640	1,207
TOTAL ASSETS	$1,004,308	$834,417
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$26,452	$33,472
Revenues and royalties payable	28,748	10,288
Accrued expenses	22,406	8,707
Advances	3,174	4,587
Asset retirement obligation	557	—
Derivative liability	528	11,805
Total current liabilities	81,865	68,859

Noncurrent liabilities:
Long-term debt	78,828	25,000
Deferred tax liability	13,489	10,515
Asset retirement obligation	1,672	2,354
Derivative liability	1,891	1,826
Other noncurrent liabilities	71	131
Total noncurrent liabilities	95,951	39,826

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 28,696,321 and 27,584,638 issued and outstanding at December 31, 2018 and 2017, respectively	29	28

Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 35,452,178 and 36,052,169 issued and outstanding at December 31, 2018 and 2017, respectively	35	36
Additional paid-in capital	517,073	503,932
Accumulated deficit	(182,497)	(224,822)
Total Earthstone Energy, Inc. equity	334,640	279,174
Noncontrolling interest	491,852	446,558
Total equity	826,492	725,732

TOTAL LIABILITIES AND EQUITY	$1,004,308	$834,417

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
REVENUES
Oil	$35,664	$28,721	$140,775	$88,536
Natural gas	1,139	2,439	7,396	8,777
Natural gas liquids	4,432	4,516	17,185	10,765
Total revenues	41,235	35,676	165,356	108,078

OPERATING COSTS AND EXPENSES
Lease operating expense	6,013	4,669	20,522	19,658
Severance taxes	1,945	2,355	8,060	6,060
Impairment expense	3,748	5,451	4,581	72,191
Depreciation, depletion and amortization	14,206	8,657	47,568	36,915
General and administrative expense	9,350	7,584	28,159	27,067
Transaction costs	12,632	56	13,524	4,732
Accretion of asset retirement obligation	41	56	169	434
Exploration expense	630	—	630	1
Total operating costs and expenses	48,565	28,828	123,213	167,058

(Loss) gain on sale of oil and gas properties, net	(2,689)	5,257	1,919	9,105

(Loss) income from operations	(10,019)	12,105	44,062	(49,875)

OTHER INCOME (EXPENSE)
Interest expense, net	(1,110)	(826)	(2,898)	(2,699)
Write-off of deferred financing costs	—	—	—	(526)
Gain (loss) on derivative contracts, net	94,553	(12,123)	60,947	(7,986)
Litigation settlement	100	—	(4,675)	—
Other (expense) income, net	(187)	14	247	(20)
Total other income (expense)	93,356	(12,935)	53,621	(11,231)

Income (loss) before income taxes	83,337	(830)	97,683	(61,106)
Income tax (expense) benefit	(2,351)	6,327	(2,470)	16,373
Net income (loss)	80,986	5,497	95,213	(44,733)

Less: Net income (loss) attributable to noncontrolling interest	44,856	3,173	52,888	(32,219)

Net income (loss) attributable to Earthstone Energy, Inc.	$36,130	$2,324	$42,325	$(12,514)

Net income (loss) per common share attributable to Earthstone Energy, Inc.:
Basic	$1.26	$0.09	$1.50	$(0.53)
Diluted	$1.26	$0.09	$1.50	$(0.53)

Weighted average common shares outstanding:
Basic	28,576,995	26,425,780	28,153,885	23,589,973
Diluted	28,576,995	26,425,780	28,217,774	23,589,973

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Years Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$95,213	$(44,733)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment of proved and unproved oil and gas properties	4,581	72,191
Depreciation, depletion and amortization	47,568	36,915
Accretion of asset retirement obligations	169	434
Settlement of asset retirement obligations	(79)	(9)
Gain on sale of oil and gas properties, net	(1,919)	(9,105)
Total (gain) loss on derivative contracts, net	(60,947)	7,986
Operating portion of net cash paid in settlement of derivative contracts	(15,090)	(708)
Stock-based compensation	7,071	6,601
Deferred income taxes	2,470	(16,388)
Write-off of deferred financing costs	—	526
Amortization of deferred financing costs	325	257
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(8,195)	444
(Increase) decrease in prepaid expenses and other current assets	(376)	(335)
Increase (decrease) in accounts payable and accrued expenses	1,132	(282)
Increase (decrease) in revenues and royalties payable	31,869	(2,888)
Increase (decrease) in advances	(1,413)	45
Net cash provided by operating activities	102,379	50,951
Cash flows from investing activities:
Acquisition of oil and gas properties	(32,551)	(55,609)
Additions to oil and gas properties	(149,999)	(65,262)
Additions to office and other equipment	(170)	(167)
Proceeds from sales of oil and gas properties	5,965	34,735
Net cash used in investing activities	(176,755)	(86,303)
Cash flows from financing activities:
Proceeds from borrowings	156,830	85,000
Repayments of borrowings	(103,002)	(74,298)
Cash paid related to the exchange and cancellation of Class A Common Stock	(1,524)	(675)
Issuance of Class A Common Stock, net of offering costs of $2.2 million	—	39,438
Deferred financing costs	(507)	(1,358)
Net cash provided by financing activities	51,797	48,107
Net increase (decrease) in cash and cash equivalents	(22,579)	12,755
Cash at beginning of period	22,955	10,200
Cash at end of period	$376	$22,955
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$2,290	$2,495
Non-cash investing and financing activities:
Class B Common stock issued in Bold Contribution Agreement	$—	$489,842
Class A Common stock issued in Bold Contribution Agreement	$—	$2,037
Accrued capital expenditures	$22,801	$19,883
Asset retirement obligations	$252	$(42)

Earthstone Energy, Inc.
Non-GAAP Financial Measures
Unaudited
I. Adjusted EBITDAX

The non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, this non-GAAP measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net income (loss) plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; (gain) on sale of oil and gas properties, net; exploration expense; unrealized (gain) loss on derivative contracts; stock-based compensation; and income tax expense (benefit).

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Net income (loss) (1)	80,986	5,497	95,213	(44,733)
Accretion of asset retirement obligations	41	56	169	434
Impairment expense	3,748	5,451	4,581	72,191
Depletion, depreciation and amortization	14,206	8,657	47,568	36,915
Interest expense, net	1,110	826	2,898	2,699
Transaction costs	12,632	56	13,524	4,732
Loss (gain) on sale of oil and gas properties	2,689	(5,257)	(1,919)	(9,105)
Exploration expense	630	—	630	1
Unrealized (gain) loss on derivative contracts	(96,001)	11,187	(76,038)	7,278
Stock based compensation (non-cash)(2)	1,536	1,956	7,071	6,601
Income tax expense (benefit)	2,351	(6,327)	2,470	(16,373)
Adjusted EBITDAX	23,928	22,102	96,167	60,640

(1)	Includes a $4.7 million charge to expense in the third quarter representing a lawsuit settlement. Adjusted EBITDAX has not been increased to adjust for this charge in the period presented.

(2)	Included in General and administrative expense in the Condensed Consolidated Statements of Operations.

II. F&D Costs per Unit

Proved F&D costs per unit is a non-GAAP metric commonly used in the oil and gas exploration and production industry by companies, investors and analysts in order to measure a company’s ability of adding and developing reserves at a reasonable cost.  F&D costs per unit is a statistical indicator that has limitations, including its predictive and comparative value. In addition, because F&D costs per unit do not consider the costs or timing of future production of new reserves, such measures may not be adequate measures of value creation. This reserve metric may not be comparable to similarly titled measurements used by other companies.

The calculation for F&D costs per unit is based on estimated costs incurred in 2018. The calculation for F&D costs per unit does not include future development costs required for the development of proved undeveloped reserves.

The following table provides a calculation of the F&D costs per unit for Extensions and Discoveries only as well as for All-Sources.

Costs Incurred ($ in thousands)	2018
Acquisition costs:
Proved	$41,569
Unproved	31,268
Exploration costs	630
Development costs	153,161
Total additions	$226,628

Reserve Additions (MBoe)	2018
Extensions and Discoveries	16,209
Purchases	6,810
Revisions	6,075
Total Reserves Added	29,094

Finding F&D Costs as typically calculated by analysts	$/Boe
Extensions and Discoveries	$9.49
All-Sources, excluding Sales of minerals in place & Production	$7.79